UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
Commission File Number	(IRS Employer Identification No.)

5966 La Place Court, Suite 100 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 4, 2011, NTN Buzztime, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Trailside Entertainment Corporation, a Massachusetts corporation (“Trailside Entertainment”), which provides for the Company to purchase certain Trailside Entertainment assets used in the conduct of Trailside Entertainment’s business of providing live hosted trivia events at hospitality venues (the “Acquired Assets”). The asset purchase was also consummated on October 4, 2011.

Pursuant to the terms of the Asset Purchase Agreement, in consideration for the Acquired Assets, the Company paid to Trailside Entertainment the sum of $250,000 in cash, $200,000 of which was paid on the closing date of the acquisition.  The Company will hold back $50,000 (the “Holdback Amount”) of the purchase price for a period of six months to secure payment of the Company’s right to indemnification under the Asset Purchase Agreement.  On the date that is six months following the closing of the asset purchase, the Company will deliver to Trailside Entertainment any remaining amount of the Holdback Amount, less amounts that would be necessary to satisfy any then pending and unsatisfied or unresolved claims for indemnification made by the Company.

In addition to the $250,000 cash payment, the Company agreed to pay additional consideration to Trailside Entertainment upon achieving certain gross profit objectives relating to the acquired business (as set forth in the Asset Purchase Agreement) for fiscal years 2012, 2013 and 2014.  The Asset Purchase Agreement contains customary representations, warranties and covenants.

In connection with this transaction, the Company entered into employment agreements (the “Employment Agreements”) with Trailside Entertainment’s founder and shareholder, Robert D. Carney, and with shareholder George Groccia, both of whom will serve as Vice Presidents of the Company.

There is no material relationship, other than in respect of the Asset Purchase Agreement and the Employment Agreements, between the Company and its affiliates, or any director or officer of the Company, or any associate of any such director or officer on the one hand, and Trailside Entertainment or any of its directors or officers on the other hand.

The foregoing summary of the terms of the Asset Purchase Agreement and the Employment Agreements is qualified in its entirety by reference to the agreements, which will be filed as exhibits to the Company's periodic report for the current period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: October 11, 2011	By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer